EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of September 3, 2024 (the “Effective Date”), by and among SRM Entertainment, Inc., a Nevada corporation (“SRM”) referred to herein as the (“Purchaser”), on the one hand, and Suretone Entertainment, Inc., a California corporation (the “Seller”), on the other hand.

RECITALS:

WHEREAS, the Seller is the owner of the Asset (as defined in Section 1.1); and

WHEREAS, the Seller wishes to sell, transfer and assign to the Purchaser, and the Purchaser wishes to purchase from the Seller, all of the Seller’s right, title and interest in and to the Asset in exchange for the Purchase Price (as defined in Section 2.1), on the terms and subject to the conditions set forth in this Agreement(the “Transaction”);

NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Section 1. Sale of Assets and Assumption of Liabilities.

1.1. Purchase and Sale of Asset. Subject to the conditions set forth below, at the Closing (as defined in Section 2.3), the Seller shall sell, transfer and assign to the Purchaser, and the Purchaser shall purchase from the Seller, all of the Seller’s right, title and interest in and to the Asset. As used in this Agreement, the term “Asset” shall mean all of the rights and interests of the Seller of whatever kind or nature, real or personal, tangible or intangible and wherever located, as such asset may exist at the time of the Closing (other than the Excluded Assets described in Section 1.2), as described on Schedule 1.1, including, but not limited to the contracts listed on Schedule 1.1 (such contracts, the “Assumed Contracts”).

1.2. Excluded Assets. Other than the Asset, the Purchaser expressly understands and agrees that it is not purchasing or acquiring, and the Seller is not selling or assigning, any other assets or properties of the Seller, and all such other assets and properties shall be excluded from the Asset (collectively, the “Excluded Assets”).

1.3. Assumption of Liabilities. Subject to the terms and conditions set forth in this Agreement, at the Closing, as part of the consideration for the purchase and sale of the Asset, the Purchaser shall assume, and shall thereafter pay and perform as they become due, subject to all lawful defenses and setoffs, the following liabilities and obligations of Seller in accordance with their respective terms (the “Assumed Liabilities”), and no others:

(a) all Liabilities of the Seller arising out of or relating to the Seller’s ownership of the Asset prior to the Closing;

(b) all Liabilities arising under or relating to the Assigned Contracts;

(c) all Liabilities for Taxes relating to the Asset for any taxable period (or any portion thereof) beginning after the Closing Date; and

(d) all other Liabilities arising out of or relating to the Purchaser’s ownership or operation of the Asset after the Closing.

For purposes of this Agreement, “Liabilities” means liabilities, obligations or commitments of any nature whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise.

1.4. Excluded Liabilities. Except as specifically assumed pursuant to Section 1.3, the Purchaser shall not assume or be responsible for any obligation or liability of the Seller, and the Seller shall continue to be responsible for all of its Liabilities, whether arising prior to, at or subsequent to the Closing, whether or not related to the Asset and whether or not disclosed to the Purchaser (collectively, the “Excluded Liabilities”). The Seller agrees to pay and discharge or cause to be paid and discharged all Excluded Liabilities in accordance with their terms.

Section 2. Purchase Price and Closing.

2.1. Purchase Price. The aggregate purchase price for the sale of the Asset to the Purchaser shall be Three Million Dollars ($3,000,000) (the “Purchase Price”) and is payable by the Purchaser to the Seller as follows: (i) $250,000.00 in cash by check or wire transfer of immediately available funds in accordance with the wire transfer instructions set forth on Schedule 2.1 (the “Cash Consideration”); (ii) the issuance of the number of 1,500,000 restricted shares of SRM’s common stock, par value $0.001 per share (the “SRM Common Stock”),; and (iii) the issuance of a promissory note in the original amount of $1,500,000.00, payable by Purchaser to Seller in substantially the form of Exhibit A attached hereto (the “Note.

2.2. Closing. Subject to the terms and conditions of this Agreement, the closing of the Transaction (the “Closing”) shall take place on September 3, 2024 or such other time and date as mutually agreed to by the parties in writing (the “Closing Date”) remotely by exchange of documents and signatures (or their electronic counterparts). The consummation of the Transaction shall be deemed to occur at 5:00 PM Eastern Time on the Closing Date.

2.3. Deliveries.

(a) At the Closing, the Seller shall deliver to the Purchaser:

(i) a certificate of the Secretary (or equivalent officer) of the Seller certifying as to (A) the Seller’s articles of incorporation (including amendments thereto), (B) bylaws (including amendments thereto), (C) the resolutions of the board of directors and the stockholders (or their equivalent) of the Seller, which authorize the execution, delivery and performance of this Agreement, and the other agreements, instruments and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) and the consummation of the Transaction, and (D) the names and signatures of the officers of the Seller authorized to sign this Agreement and the other Transaction Documents; and

(ii) any other instruments of transfer or assignment, filings or documents, in form and substance reasonably satisfactory to the Purchaser, as may be reasonably be required by the Purchaser to give effect to the Transaction and to vest in the Purchaser the Asset, free and clear of all liens, security interests, charges, claims and other encumbrances of any kind, except as expressly set forth in this Agreement) (“Encumbrances”); and

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(b) At the Closing, the Purchaser shall deliver or issue, as applicable, or cause to be delivered or issued, as applicable, to the Seller:

(i) the Cash Consideration by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Seller to the Purchaser;

(ii) the Share Consideration;

(iii) the Note;

(iv) a certificate of the Secretary (or equivalent officer) of the Purchaser certifying as to (A) the Purchaser’s articles of incorporation (including amendments thereto), (B) bylaws (including amendments thereto), (C) the resolutions of the board of directors of the Purchaser, and, if required, the stockholders of the Purchaser, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transaction, and (B) the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the other Transaction Documents; and

(v) a Notice of Irrevocable Assignment by Seller to Purchaser of all of Seller’s right to receive payments following the Closing pursuant to the Collection Account Management Agreement with Fintage Collection Account Management B.V. and the other parties thereto, in form and substance reasonably satisfactory to Purchaser.

2.4. Closing Conditions.

(a) The obligations of the Seller to consummate the Transaction are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions:

(i) all representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the date of this Agreement and, if the Closing occurs other than on the date of this Agreement, true and correct in all material respects as of the Closing Date as though such representations and warranties had been made on and as of that date; all of the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser on or before the Closing Date shall have been duly complied with and performed by the Purchaser in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by the Purchaser shall have been delivered to the Seller;

(ii) as of the Closing Date, no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened which seeks to restrain or prohibit or recover damages relating to the Transaction;

(iii) the Seller shall have received the deliveries required to be made to the Seller at the Closing pursuant to Section 2.4; and

(iv) all actions, proceedings, instruments and documents required to consummate the Transaction shall be reasonably satisfactory to the Seller.

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(b) The obligations of the Purchaser to consummate the Transaction are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions:

(i) all representations and warranties of the Seller contained in this Agreement shall be true and correct as of the date of this Agreement and, if the Closing occurs other than on the date of this Agreement, true and correct in all material respects as of the Closing Date as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Seller on or before the Closing Date shall have been duly performed or complied with in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by the Seller shall have been delivered to the Purchaser;

(ii) as of the Closing Date, no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened which seeks to restrain or prohibit or recover damages relating to the Transaction;

(iii) all necessary consents of and filings with any Person relating to the consummation of the Transaction shall have been obtained, including, but not limited to, any consents or other approvals required to be obtained from any Person with respect to the Asset or any Assumed Contracts related to the sale, transfer and assignment of the Asset, the Assumed Liabilities and the Assumed Contracts;

(iv) the Purchaser shall have received the deliveries required to be made to the Purchaser pursuant to Section 2.4;

(v) the Purchaser shall have received a release, in form and substance satisfactory to the Purchaser, dated the Closing Date, releasing any and all claims that the members, stockholders or other equity holders may have against the Seller with respect to the Asset;

(vi) the Purchaser shall have received Uniform Commercial Code lien search reports with respect to the Seller and such other lien search reports as it may reasonably require and such search reports shall not disclose any unpermitted liens which are not terminated prior to the Closing; and

(vii) all actions, proceedings, instruments and documents required to consummate the Transaction shall be reasonably satisfactory to the Purchaser.

(c) The consummation of the Closing by a party shall constitute a waiver by such party of any conditions not satisfied prior to the Closing, but no such waiver shall be deemed to affect any representations and warranties made by any party, or the survival of any representations or warranties.

Section 3. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows:

3.1. Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as currently conducted related to the Asset.

3.2. Authority. The Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the Transaction. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Seller and the consummation of the Transaction by the Seller have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement and each of the other Transaction Documents to which the Seller is a party constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

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3.3. No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Seller and the consummation of the Transaction (a) do not require the Seller to file any notice with or obtain any consent, approval, authorization or exemption from any Person, including any government or governmental agency or instrumentality (other than filings of notices required under applicable securities laws), (b) shall not violate any writ, injunction, decree, order, judgment, law, statute, ordinance, rule or regulation binding upon or applicable to the Seller, (c) shall not violate or constitute a default or breach under the Seller’s articles of incorporation or by-laws or any agreement or commitment to which the Seller is a party or by which the Seller or any of its properties (including the Asset) may be bound, and (d) shall not result in the imposition of any Encumbrance on the Asset.

3.4. Liabilities. The Seller has no liabilities (whether known or unknown, fixed or contingent, liquidated or unliquidated or secured or unsecured) that will be asserted against the Purchaser or the Asset after the Closing (except for the Assumed Liabilities). As of the Closing Date, both before and after giving effect to the Transaction, the assets of the Seller exceed the liabilities of the Seller, as determined in each case in accordance with generally accepted accounting principles and at their fair valuations, and the Seller shall not have unreasonably small capital or be unable to pay its debts and perform its obligations as they become due.

3.5. Title. The Seller has good and marketable title to the Asset, and the Bill of Sale shall transfer good and marketable title in the Asset to the Purchaser, in each case free and clear of all Encumbrances.

3.6. Contracts and Leases. The Assumed Contracts, together with this Agreement are the only agreement to which the Seller is a party or by which the Seller is otherwise bound that (i) are required to transfer to the Purchaser complete ownership of the Asset, or (ii) that shall be binding upon the Purchaser after the Closing with respect to the Asset. True, correct and complete copies of all Assumed Contracts have been provided to the Purchaser. The Seller is not in default under any Assumed Contract.

3.7. Compliance with Law. The Asset and the operation of the Business with respect to the Asset are in all respects in compliance with all applicable laws, statutes, ordinances, rules, regulations, permits, licenses and authorizations.

3.8. Litigation. There is no action, suit, proceeding or investigation in any court or before any arbitrator or government agency or instrumentality pending or, to the knowledge of the Seller, threatened against or affecting the Seller with respect to the Asset. There is no outstanding dispute, complaint or claim which has not been resolved that might result in the Asset becoming subject to any lien or judgment. There is no judgment, order, writ, injunction or decree binding upon or applicable to the Seller with respect to the Asset.

3.9. Predecessors. The name of the Seller has not changed during the last five years. The Seller has not been a subsidiary or division of another Person.

3.10. Intellectual Property. The Seller owns or is licensed to use the Intellectual Property relating to the Asset without infringing on or violating the rights of any other Person, and no consent of any other Person is required for the ownership or use thereof by the Purchaser upon consummation of the Transaction. No claim has been asserted by any Person to the ownership or the right to use any of the Intellectual Property or challenging or questioning the validity or effectiveness of any of the Intellectual Property.

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3.11. No Infringement. Neither the Asset, nor any part thereof, nor any materials contained therein, nor the title thereof, nor the exercise of any right, license or privilege granted to the Purchaser hereunder, (i) violates or will violate, or infringes or will infringe, any trademark, trade name, service mark, patent, copyright (whether common law or statutory), or, to the best of the Seller’s knowledge, the literary, dramatic, musical, artistic, personal, private, civil, “droit moral” or property right or rights of privacy or any other right of any Person, or (ii) slanders or libels (or constitutes a trade disparagement of) any Person whatsoever.

3.12. Valid Copyright. The copyright in the Asset and the literary, dramatic and musical material upon which it is based or which is contained in the Asset, is valid and no part of any thereof is in the public domain.

3.13. Reliance. The Seller acknowledge that the Purchaser is entering into this Agreement in reliance upon the representations and warranties made by the Seller contained herein. All representations and warranties made by the Seller in this Agreement shall survive the Closing for the period of the applicable statute of limitations.

Section 4. Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Seller as follows:

4.1. Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as currently conducted or proposed to be conducted.

4.2. Authority. The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the Transaction. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Purchaser and the consummation by the Purchaser of the Transaction have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement and the other Transaction Documents to which the Purchaser is a party constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

4.3. No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Purchaser and the consummation of the Transaction (a) do not require the Purchaser to file any notice with or obtain any consent, approval, authorization or exemption from any Person, including any government or governmental agency or instrumentality (other than filings of notices under any applicable securities laws), (b) will not violate any writ, injunction, decree, order, judgment, law, statute, ordinance, rule or regulation binding upon or applicable to the Purchaser, and (c) will not violate or constitute a default or breach under the Purchaser’s certificate of incorporation or by-laws or any agreement or commitment to which the Purchaser is a party or by which it or any of its properties may be bound.

Section 5. Additional Agreements.

5.1. Tax Returns. On and after the Closing, each party shall, and shall cause each of its affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in connection with the filing of any tax return, amended tax return or claim for refund, determining any liability for taxes or a right to refund of taxes or in conducting any audit or other proceeding in respect of taxes, in each case, arising from consummation of the Transaction.

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5.2. Cooperation. Following the Closing, each party hereto shall deliver or cause to be delivered to the other parties hereto such additional documents, releases, assignments and instruments as the other parties may reasonably request for the purpose of carrying out the purposes of this Agreement. The Seller shall cooperate and use reasonable efforts to have the present and former officers, directors and employees of the Seller cooperate with the Purchaser on and after the Closing in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to periods prior to the Closing Date.

5.3. Turnover of Payments. In the event that any party hereto (a “Receiving Party”) receives any payment, instrument of payment or other property to which any other party hereto is entitled, such Receiving Party shall deliver the same or cause the same to be delivered promptly to the party entitled thereto (with endorsement if necessary but otherwise in the same form as received) and until so delivered hold the same in trust for the benefit of and as the property of the party entitled thereto.

5.4. Public Announcements. Each party agrees to not issue any press release or respond to any press inquiry with respect to this Agreement, the Transaction Documents or the Transaction without the prior approval of the other parties (which approval shall not be unreasonably withheld), except as may be required by applicable law or any requirement of any securities exchange upon which the securities of any party are listed for trading.

5.5. Payment of Obligations Not Assumed. All Liabilities of the Seller not specifically assumed by the Purchaser in this Agreement, including all Liabilities of the Seller for income taxes, sales taxes and other Liabilities accruing prior to the Closing Date shall be paid by the Seller, and the Purchaser shall have no responsibility therefor.

Section 6. Indemnification.

6.1. Indemnification.

(a) The Seller shall indemnify, defend and hold harmless the Purchaser from and against all actions, proceedings, Liabilities, losses, claims, demands, damages, costs and expenses, including reasonable attorneys’ fees (collectively, “Claims and Losses”), to the extent arising out of or related to (i) any Excluded Liabilities, and (ii) any breach of any representation, warranty or agreement made by the Seller in this Agreement or any of the other Transaction Documents..

(b) The Purchaser shall indemnify, defend and hold harmless the Seller from and against all Claims and Losses to the extent arising out of or related to (i) the failure of the Purchaser to discharge any of the Assumed Liabilities pursuant to their terms, and (ii) any breach of any representation, warranty or agreement made by the Purchaser in or pursuant to this Agreement or any of the other Transaction Documents.

(c) Notwithstanding anything to the contrary set forth in Section 6.2(a), or any other Section of this Agreement, (i) the maximum liability of the Seller for Claims and Losses pursuant to Section 6.2(a) shall be the Purchase Price, (ii) the Seller shall have no liability for Claims and Losses pursuant to Section 6.2(a) until a court of competent jurisdiction shall have issued a final nonappealable order setting forth the amount of such liability, and (iii) the sole recourse for such liability for Claims and Losses and such an order shall be against the Share Consideration and the Note. For the sake of clarity, the Seller shall have no liability for any Claims and Losses whatsoever pursuant to Section 6.2(a) except to the extent of the Purchaser’s recourse against the Share Consideration and the Note.

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(d) Notwithstanding anything to the contrary set forth in Section 6.2(b) or any other Section of this Agreement, (i) the maximum liability of Purchaser for Claims and Losses pursuant to Section 6.2(b) shall be the Purchase Price, and (ii) the Purchaser shall have no liability for Claims and Losses pursuant to Section 6.2(b) until a court of competent jurisdiction shall have issued a final nonappealable order setting forth the amount of such liability.

6.2. Survival. The representations, warranties and agreements made by the parties in this Agreement and the other Transaction Documents shall survive the Closing for the period of the applicable statute of limitations.

6.3. Specific Performance. Each party hereto acknowledges that a refusal without just cause by such party to comply with the agreements made herein would cause irreparable harm to the other party or parties for which there may be no adequate remedy. In such circumstances, a party or parties not in default at the time of such refusal shall be entitled, in addition to other remedies set forth in this Agreement, to specific performance of this Agreement by the party or parties that so refused to comply with or breached this Agreement.

6.3. Exclusive Remedies. The rights and remedies provided in this Section 6 shall be the sole and exclusive rights and remedies of each party hereto (whether in respect of contract, tort, or otherwise) with respect to any breach by any party of any provision of this Agreement or any other Transaction Document or otherwise related to or arising out of in any way the execution, delivery and performance of this Agreement by the parties and the consummation of the Transaction. The rights and remedies provided in this Agreement are cumulative, and the exercise of any one right or remedy by any party shall not preclude or constitute a waiver of its right to exercise any or all other rights or remedies to which it is entitled.

Section 7. Tax Matters. Each party acknowledges and agrees that the Transaction is expected to be a taxable transaction and that none of the parties hereto has made any representation or warranty with respect to the potential or actual federal, state and local tax consequences of the Transaction and each party has consulted and relied solely upon its own tax advisors with respect to such matters and has assumed all risks related thereto.

Section 8. Miscellaneous.

8.1. Expenses. Each party shall pay its own expenses incurred in connection with this Agreement, the Transaction Documents and the Transaction.

8.2. No Brokers. Each party represents and warrants that it employed no broker or agent in connection with the Transaction, and agrees to indemnify the other parties hereto against all Losses arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

8.3. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) as of the date delivered if delivered personally, by courier or by courier service, (b) three business days after deposit in the United States mail, registered or certified mail, postage prepaid, return receipt requested, or (c) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient). The addresses and e-mail addressed for such communications, which may be updated from time to time by any party, by notice to the other party, are:

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If to the SRM:

SRM Entertainment, Inc.

1061 Indiantown Rd., Suite 110

Jupiter, Florida 33477

Attention: Richard Miller

Title: Chief Executive Officer

Email: [***]

with a copy to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, New Jersey 08830
Telephone: (732) 395-4400

Attention: Joseph Lucosky, Esq.
E-Mail: [***]

If to the Seller:

Suretone Entertainment, Inc.

c/o Viet X. Do

13949 Ventura Boulevard, Suite #325

Sherman Oaks, California 91423

Attention: Jordan Schur

E-Mail: [***]

With a copy to:

Greenberg Traurig, LLP
1840 Century Park East, Suite 1900

Los Angeles, California 90067
Telephone: (310) 586-3886
Attention: Jack McBride
E-Mail: [***]

8.4. Severability. In the event that any of the provisions contained in this Agreement shall, for any reason, be declared or held to be unreasonable, unlawful, unenforceable or otherwise invalid in any respect, such term or provision shall be deemed modified to the extent necessary to make it enforceable, and in no event shall such declaration or holding affect the validity of any other provision of this Agreement, all of which provisions shall continue in effect in accordance with their terms.

8.5. Interpretation. The representations, warranties, agreements and covenants of the parties made in the Transaction Documents shall survive the consummation of the Transaction for the period of the applicable statute of limitations, and the consummation of the Transaction shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty, agreement or covenant or of any party’s rights and remedies with regard thereto. No specific representation, warranty, agreement or covenant contained herein shall limit the applicability of a more general representation, warranty, agreement or covenant contained herein. The use of the terms “including” or “include” shall in all cases mean “including without limitation” or “include without limitation”, respectively.

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8.6. Exercise of Rights and Remedies. No delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by the other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

8.7. Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

8.8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida without giving effect to the principles of conflict of laws thereof.

8.9. Assignment, Binding Effect and Entire Agreement. This Agreement and the rights and obligations of the Seller hereunder may not be assigned, whether by operation of law or otherwise, without the prior written consent of the Purchaser. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, including their respective successors and assigns. This Agreement (including the Schedules and Exhibits attached hereto) and the documents referred to herein set forth the entire agreement of the parties hereto concerning the subject matter of this Agreement and supersede any and all prior agreements and understandings relating to the subject matter of this Agreement. This Agreement may only be modified or amended by an agreement in writing executed by each of the parties hereto and any term of this Agreement may be waived only with the written consent of the party sought to be bound.

8.10. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their successors and permitted assigns, and no provision of this Agreement shall be deemed to confer upon any Person not a party hereto any remedy, claim, liability, reimbursement, cause of action or other right.

8.11. Counterparts. This Agreement may be executed in any number of counterparts or using separate signature pages. Each such executed counterpart and each counterpart to which such signature pages are attached shall be deemed to be an original instrument, and all such counterparts together will constitute one and the same instrument.

8.12. Captions. The section headings in this Agreement are provided for convenience only and are not to be considered in the interpretation of this Agreement.

8.13. Confidentiality. At all times after the Effective Date, each of the parties shall hold, and shall cause its respective officers, employees, representatives, attorneys, advisers and affiliates and such affiliates’ respective officers, employees, representatives, attorneys, and advisors, and affiliates to hold, in confidence and not disclose to any other Person for any reason whatsoever any part of this Agreement, including the Transaction Documents, including the terms or details of the Transaction (collectively, the “Information”), except to the extent (i) necessary for such party to consummate and give full effect to the Transaction, (ii) such Information is otherwise available from third parties without restriction on further disclosure or is required by order of any court or by law or by any regulatory agency to which any party is subject or in connection with any civil or administrative proceeding (each party agreeing to give prior notice, to the extent practicable, to the other party of any required disclosure of the Information), (iii) such Information is or becomes publicly known other than through actions, direct or indirect, of the other party, any of such party’s officers, employees, representatives, attorneys, advisers or affiliates, or any of such affiliates’ respective employees, officers, representatives, attorneys, advisers or affiliates, or (iv) such Information is used for purposes of enforcing a party’s rights hereunder or under any of the other Transaction Documents.

8.14. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

SRM ENTERTAINMENT, INC.

By:	/s/ Richard Miller
Name:	Richard Miller
Title:	Chief Executive Officer

SURETONE ENTERTAINMENT, INC.

By:	/s/ Jordan Schur
Name:	Jordan Schur
Title:	Chief Executive Officer

Signature Page to Asset Purchase Agreement